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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

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Ballantyne Strong, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at

Hampton Inn Downtown Hotel
1212 Cumming Street
Omaha, Nebraska 68102

on

Wednesday May 4, 2011 at 8:30 a.m. (Local Time)

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 4, 2011

        The Annual Meeting of Stockholders of Ballantyne Strong, Inc. will be held at the Hampton Inn Downtown Hotel, 1212 Cumming Street, Omaha, Nebraska 68102, on May 4, 2011 at 8:30 a.m., Local Time, for the following purposes:

  1.
  To elect five directors of the Company to one-year terms.

  2.
  To consider and act upon a non-binding advisory resolution to approve the compensation of the Company's Named Executive Officers, as described in the enclosed proxy statement.

  3.
  To consider and act upon a non-binding advisory resolution to determine the frequency (whether annual, biennial, or triennial) with which stockholders of the Company shall be entitled to have an advisory vote on executive compensation.

  4.
  To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

        Only those stockholders of record at the close of business on March 18, 2011, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy as soon as possible to assure a quorum. Please vote in one of these three ways:

  (1)
  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope, or

  (2)
  Use the toll-free telephone number listed on the proxy card, or

  (3)
  Visit the website at www.proxyvoting.com/btn and have your proxy card in hand to vote through the internet.

        Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the meeting may withdraw their proxy if they wish to do so, and vote in person.

        Important: Your prompt return of the proxy card will help save your Company the expense and extra work of additional solicitation.

        If you desire assistance in scheduling overnight accommodations in Omaha, contact Kathy Trabold at Ballantyne at (402) 453-4444, ext. 303. Early reservations are encouraged.

        Our 2010 Annual Report on Form 10-K which is not a part of the proxy soliciting material, is enclosed.

        The formal meeting of stockholders will be followed by a review of our business. I look forward to seeing you at the Annual Meeting.

        Dated this 7th day of April, 2011.

By Order of the Board of Directors

Gary L. Cavey President and Chief Executive Officer

 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2011

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne Strong, Inc. (the "Company"). The 2011 Annual Meeting of Stockholders will be held on May 4, 2011 at 8:30 a.m., Local Time, at the Hampton Inn Downtown Hotel, 1212 Cumming Street, Omaha, Nebraska 68102 and its telephone number is 402-345-5500.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 4, 2011

        A complete copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2010 are also available at our website at www.strong-world.com .

 GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote?

        The Company has one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on March 18, 2011, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date. At the close of business on March 18, 2011, the Company had 14,334,117 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting. Each share of common stock will have one vote on each matter to be voted on. The shares of common stock held in treasury will not be voted.

        This Proxy Statement was first mailed to stockholders on approximately April 7, 2011. We have enclosed with this Proxy Statement our 2010 Annual Report on Form 10-K. This report contains detailed information about our activities and financial performance in 2010.

What is the purpose of the Annual Meeting?

        At the Company's Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting. In addition, management will report on Ballantyne's performance during fiscal 2010 and respond to questions from stockholders.

Who may attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Company's common stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 14,334,117 shares of common stock were outstanding. Broker non-votes, abstentions and proxies marked "withheld" for the election of directors, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

May I vote by proxy card, by telephone or through the internet?

        You may vote by proxy card, by telephone or through the internet. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person.

May I vote confidentially?

        Yes. The Company's policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot. Please refer to the attached proxy card for instructions.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a stockholder has voted.

May I change my vote?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How does the Board recommend I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth in the description of each proposal in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each Proposal?

          Election of Directors.    The election of a director requires the affirmative vote of a plurality of the shares present or represented by proxy at the meeting and entitled to vote. Consequently, votes to withhold and broker non-votes will have no impact on the election of directors. A properly executed proxy marked "Withhold" with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee. Your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a stockholder.

          Advisory Votes on Executive Compensation and Frequency of Future Advisory Votes.    The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required to approve Proposal 2, the advisory vote on executive compensation. Since Proposal 3 is an advisory vote to recommend the frequency of future advisory votes on executive compensation, the Company will deem the frequency option receiving the greatest number of votes to be the advisory vote of the stockholders.

          Other Proposals.    No other matters are anticipated to be brought before the meeting.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

        The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile. Mellon Investor Services LLC, the Company's Transfer Agent, is prepared to assist the Company to solicit proxies, if necessary.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How may I get additional copies of the Annual Report?

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements, is enclosed. Access to this report is also available through our website at www.strong-world.com. For additional printed copies, please contact our Corporate Secretary by mail at the address listed below:

    Attn: Corporate Secretary
    Ballantyne Strong, Inc.
    4350 McKinley Street
    Omaha, NE 68112

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Shares

        The following table shows each person or entity Ballantyne knows to be the beneficial owner of more than five percent of the Company's outstanding common stock as of the Record Date of March 18, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Manatuck Hill Partners, LLC(1) 1465 Post Road East Westport, CT 06880	916,294	6.39%
Dimensional Fund Advisors LP(2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	741,047	5.17%

(1)
This information is based on a Form 13F filed with the Securities and Exchange Commission on January 31, 2011.

(2)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2011.

(3)
Based upon 14,334,117 shares outstanding on March 18, 2011.

Share Ownership of Directors and Officers

        The following chart sets forth, as of the close of business on March 18, 2011, certain information concerning beneficial ownership of common stock by each director of the Company, each of the named executive officers (as defined below), and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)
Gary L. Cavey, President and CEO	—		—
John P. Wilmers, Former President and CEO	188,203	(3)	1.31%
Christopher D. Stark, Vice President of Operations and COO	36,527	(4)	*
Ray F. Boegner, Senior Vice President	89,949	(5)	*
Kevin S. Herrmann, CFO	38,875	(6)	*
William F. Welsh, II, Chairman of the Board	131,450	(7)	*
Alvin Abramson, Director	33,825	(8)	*
Christopher E. Beach, Director	272,649	(9)	1.90%
Marc E. LeBaron, Director	25,700	(10)	*
Mark D. Hasebroock, Director	32,825	(11)	*
Steven J. Schuster, Director	117,200	(12)	*
All directors and executive officers as a group (10 persons)	967,203	(13)	6.75%

*
Less than 1% of common stock outstanding.(1)

        All executive officers beneficially own 353,554 shares including exercisable stock options and restricted stock, or 2.47% of the outstanding common stock.(1)(14)

(1)
Each director and officer not shown as being a part of a group owns all outstanding shares directly and has sole or shared voting and investment power over such shares. The number of shares shown for stockholders reporting ownership as part of a group represents the total number of shares over which any member of the group has sole or shared voting or investment power.

(2)
Based upon 14,334,117 shares of common stock outstanding as of March 18, 2011. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of March 18, 2011, upon the exercise of stock options. The shares also include restricted stock which will vest within 60 days of March 18, 2011, as the individuals have sole or shared voting and investment power over such shares. Accordingly, the number of shares and percentage set forth next to the name of such person, all executive officers as a group and all directors and executive officers as a group includes the shares of common stock issuable pursuant to presently exercisable stock options and non-vested restricted stock. However, the shares of common stock so issuable upon exercise of stock options or unvested restricted stock by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(3)
Includes 113,203 shares of common stock directly owned by Mr. Wilmers and 75,000 shares purchasable pursuant to presently exercisable stock options.

(4)
Includes 36,527 shares of common stock directly owned by Mr. Stark.

(5)
Includes 39,949 shares of common stock directly owned by Mr. Boegner and 50,000 shares purchasable pursuant to presently exercisable stock options.

(6)
Includes 38,875 shares of common stock directly owned by Mr. Herrmann.

(7)
Includes 129,750 shares of common stock directly owned by Mr. Welsh and 1,700 shares of restricted common stock vesting within 60 days of March 18, 2011.

(8)
Includes 32,125 shares of common stock directly owned by Mr. Abramson, and 1,700 shares of restricted common stock vesting within 60 days of March 18, 2011.

(9)
Includes 247,324 shares of common stock directly owned by Mr. Beach, 1,700 shares of restricted common stock vesting within 60 days of March 18, 2011 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(10)
Includes 24,000 shares of common stock directly owned by Mr. LeBaron and 1,700 shares of restricted common stock vesting within 60 days of March 18, 2011.

(11)
Includes 7,500 shares of common stock directly owned by Mr. Hasebroock, 1,700 shares of restricted common stock vesting within 60 days of March 18, 2011 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(12)
Includes 115,500 shares of common stock directly owned by Mr. Schuster, all of which are pledged as security for a margin account, and 1,700 shares of restricted common stock vesting within 60 days of March 18, 2011.

(13)
Includes 784,753 shares of common stock owned directly by all directors and executive officers as a group, 10,200 shares of restricted common stock vesting within 60 days of March 18, 2011 and 172,250 shares purchasable pursuant to presently exercisable stock options.

(14)
Includes 228,554 shares of common stock owned directly by all executive officers and 125,000 shares purchasable pursuant to presently exercisable stock options.

 PROPOSAL 1
ELECTION OF DIRECTORS

        Ballantyne's Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the annual election of all directors. The Bylaws allow the Board to set the number of directors from time to time and to appoint directors between Annual Meetings. For purposes of this 2011 Annual Meeting the Board of Directors has set the number of directors at five (5) in light of the recent decisions of current directors Christopher E. Beach and Steven J. Schuster to not stand for re-election. While the Board is actively considering candidates as possible replacements for Messers. Beach and Schuster, the timing of their decisions to not stand for re-election did not, in the Board's opinion, allow sufficient time to adequately consider other potential nominees to be voted upon at the 2011 Annual Meeting. The process for selecting new directors who may be appointed by the Board for an interim term (and who will presumably be nominated for election at the 2012 Annual Meeting) is discussed in detail on pages 10-11 of this Proxy Statement.

        Accordingly, at the 2011 Annual Meeting stockholders will elect, by a plurality of the votes cast, in person or by proxy, five (5) directors. The five individuals nominated for re-election, all of whom presently serve as directors, are William F. Welsh, II, Alvin Abramson, Gary L. Cavey, Marc E. LeBaron and Mark D. Hasebroock. Information on these individuals, the other current directors and Ballantyne's corporate governance disclosures follow this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE ELECTION OF ALL THE NOMINEES.

BOARD OF DIRECTORS

        Set forth below is a list of the seven current directors and certain information regarding them. The chart below also sets forth the year in which each current director became a director of the Company. Each of these individuals, except for Christopher E. Beach and Steven J. Schuster has been nominated for election at the 2011 Annual Meeting.

        William F. Welsh, II, age 69, was Chairman/CEO of Election Systems & Software from 1993 until his retirement in October 2003. He has served as a director of Lindsay Corporation (NYSE: LNN) since 2001. Mr. Welsh has served as a director of Ballantyne since 2000. The Nominating Committee believes that Mr. Welsh's prior executive level leadership and experience as a Chief Executive Officer give him the operational expertise and breadth of knowledge to understand Ballantye's business operations. His service on other boards of directors also provides a high level of expertise in strategic matters and corporate governance. All of these qualities are supportive of the Nominating and Corporate Governance Committee's selection of Mr. Welsh as a director.

        Alvin Abramson, age 82, is a self-employed business consultant since 2000. He is a retired Certified Public Accountant with over 45 years of professional experience. Mr. Abramson has served as a director of Ballantyne since 2002. The Nominating and Corporate Governance Committee believes that Mr. Abramson's experience in public accounting as a Certified Public Accountant give him the financial expertise and breadth of knowledge to serve as a director of the Company and provide direction and oversight to the Company's financial reporting and business controls.

        Christopher E. Beach, age 41, is Director of Business Development for Dycom Industries, Inc., a provider of specialty contracting services throughout the United States. Mr. Beach was previously founder and CEO of Bayshore Capital Management, LLC, from February 2002 to August 2009. Mr. Beach has served as a director of the Company since 2006. Mr. Beach did not desire to be nominated for re-election to the Board and will leave the Board when his current term expires at the Annual Meeting.

        Gary L. Cavey, age 62, has been the Company's President and CEO and a director since November 2010. From 2009 until joining the Company, Mr. Cavey served as COO of Midland Radio Corporation, an international industry leader in the manufacture and sale of two-way wireless communications systems for consumer and industrial applications. From 1999 until 2008, Mr. Cavey was President/CEO & Chairman of MAC Equipment, Inc., a leading manufacturer and marketer of pneumatic conveying and air filtration systems serving numerous industries. In selecting Mr. Cavey to serve as a director, the Nominating and Corporate Governance Committee considered his 15-plus years' experience serving as a senior executive with his previous employers, his prior and current service on other corporate boards and the Company's history of having its CEO serve on the Board.

        Marc E. LeBaron, age 56, has served as Chairman/CEO of Lincoln Industries from 2001 to present. He previously served as President of Lincoln Industries from 1982 until becoming Chairman/CEO. He is also a director of Assurity Life Insurance Company. Mr. LeBaron has served as a director of Ballantyne since 2005. The Nominating and Corporate Governance Committee believes that Mr. LeBaron's 30-plus years of organizational leadership experience, his ability to identify and implement business strategy and knowledge of corporate governance give him the operational expertise and breadth of knowledge which qualify him to serve as a director.

        Mark D. Hasebroock, age 51, is Co-founder, Director and Secretary of Hayneedle.com (formerly Netshops, Inc.) from 2002 to present. Prior to co-founding Hayneedle, he served as an investment banker with McCarthy & Co., for approximately 13 years. Mr. Hasebroock has served as a director of Ballantyne since 2003. The Nominating and Corporate Governance Committee believes that Mr. Hasebroock's executive level leadership, technology experience and financial background give him the operational expertise and breadth of knowledge which qualify him to serve as a director.

        Steven J. Schuster, age 43, is Portfolio Manager of Bridge Street Asset Management, an investment and asset management company. He was previously Senior Vice President and Portfolio Manager of Cramer Rosenthal McGlynn, LLC, an investment and asset management company from 2002 to 2008. Mr. Schuster has served as a director of Ballantyne since 2009. Mr. Schuster did not desire to be nominated for re-election to the Board and will leave the Board when his current term expires at the Annual Meeting.

CORPORATE GOVERNANCE

        The Board of Directors operates pursuant to the provisions of the Company's Certificate of Incorporation (as amended) and Bylaws (as amended) and has also adopted several corporate governance policies to address significant corporate governance issues. The Board of Directors has adopted the following governance documents:

  •
  Code of Ethics

  •
  Corporate Governance Principles including procedures for bringing concerns or complaints to the attention of the Board, any Committee or individual director

  •
  Audit Committee Charter

  •
  Nominating and Corporate Governance Committee Charter

  •
  Compensation Committee Charter

        These corporate governance documents are available on the Company's website at www.strong-world.com.

Board Leadership Structure and Role of the Board in Risk Oversight

        The Chairman of our Board and the Chief Executive Officer are not the same person. Since 2001, our Board has separated these duties, operating under the belief that a Board comprised of a majority of independent directors should be chaired by an independent director. It is also our Board's belief that separation of these roles is appropriate for Ballantyne so as to create a distinction between strategic and operational leadership of our business. That said, it has also been the Board's belief that our Chief Executive Officer, as the central operational and hands-on decision maker and the officer charged with implementing and overseeing the policies set by the Board, should serve as a director. Accordingly, Mr. Cavey serves as a director, as did Mr. Wilmers before him.

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic and operational risk exposure. The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also provides oversight of the performance of the internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company's corporate governance guidelines and the selection of prospective Board members and their qualifications. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company's compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Board Independence

        The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the NYSE Amex. The Board of Directors has determined that each of Messrs. Welsh, Abramson, Beach, LeBaron, Hasebroock and Schuster are independent directors of the Company under the listing standards adopted by the NYSE Amex. It is the policy of the Board that the independent directors meet in executive session (i.e. without management present) at each regular Board Meeting as well as when they as a group deem such meeting appropriate or necessary. During 2010, the independent directors met five times in person. In addition, they held two meetings via teleconference. All independent directors attended at least seventy-five percent of the aggregate number of meetings held.

Communication to the Board

        Stockholders wishing to communicate with the Board of Directors should address written correspondence to the Secretary of the Company who will present the communication to the Board.

Board Meeting Attendance

        The Board of Directors held five meetings in person during 2010. In addition, the Board of Directors held two meetings via teleconference. Each current director attended at least seventy-five percent of the aggregate number of meetings held.

Board Attendance at Annual Meeting

        All members of the Board of Directors are encouraged to attend the Annual Meeting. All directors serving at the time attended the 2010 Annual Meeting.

Stock Ownership Guidelines for Directors and Officers

        The Company's Corporate Governance Principles state that directors are expected to own the number of shares of common stock equal to the value of three times their annual retainer. New directors have three years in which to meet this expectation. The Compensation Committee annually reviews the status of this expectation. The Chief Executive Officer is expected to own shares equal to the value of 75% of his annual base salary. Other officers are expected to own shares on an amount indexed to that of the CEO based upon their respective base salaries. Officers have three years from the date of their appointment to satisfy this expectation. The Compensation Committee annually reviews the status of this expectation.

BOARD COMMITTEES

        The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the Committees are available on our website, www.strong-world.com. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William F. Welsh		X	Chair
Alvin Abramson	Chair		X
Christopher E. Beach		Chair	X
Marc E. LeBaron	X	X	X
Mark D. Hasebroock	X	X	X
Steven J. Schuster	X	X	X

Audit Committee

        The Board, acting under a written charter, has a standing Audit Committee. The Audit Committee consists of directors Abramson (Chair), Hasebroock, LeBaron and Schuster, who are independent directors, as defined by NYSE Amex listing requirements. All Audit Committee members are financially literate. The Board of Directors has determined that Mr. Abramson is an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements.

        The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare and issue an audit report on the financial statements and internal controls of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. Any services not covered by prior pre-approval or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. The Committee has delegated the responsibility of approving proposed non-audit services that arise between Committee meetings, to the Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Committee meeting. During 2010, the Committee held four meetings in person. In addition, the Committee held one meeting via teleconference. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

Compensation Committee

        The Compensation Committee of the Company's Board of Directors consists of directors Beach as Chair, Welsh, LeBaron, Hasebroock and Schuster. All members of the Committee are independent as defined by the NYSE Amex listing requirements. The Compensation Committee acts under a written charter, adopted by the Board of Directors. The Committee functions include, but are not limited to:

  •
  Determining the compensation of the Chief Executive Officer.

  •
  Overseeing all other executive officers' compensation, including salary and payments under the Company's incentive and stock plans.

  •
  Administering the Company's stock compensation plans including approving all individual grants and awards under these plans.

  •
  Reviewing compensation for non-employee directors and recommending changes to the Board.

        The Compensation Committee has engaged Compensation Strategies, Inc., as the Committee's independent executive compensation consultant as needed. Compensation Strategies reports directly to the Committee and provides advice on the structure and amounts of executive and director compensation. In addition, they also assisted with the development of the 2010 Long-Term Incentive Plan.

        The Committee held four meetings in person during 2010. In addition, the Committee held three meetings via teleconference. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are directors Welsh (Chair), Abramson, Beach, LeBaron, Hasebroock and Schuster. All members of the Nominating and Corporate Governance Committee are independent as defined by the NYSE Amex listing requirements. The Nominating and Corporate Governance Committee acts under a written charter, adopted by the Board of Directors. The functions of the Committee include, among other items, overseeing all aspects of the Company's corporate governance functions including compliance with significant legal, ethical and regulatory requirements. The Nominating and Corporate Governance Committee also reports to, and assists, the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director nominees for the next Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee held two meetings in person during 2010. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

        Director Nomination Process—The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy occurs between annual stockholder meetings, the Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based upon input from the members of the Board, senior management of the Company and, if the Committee deems appropriate, a third-party search firm.

        Candidates will be chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable candidates. Ballantyne does not have a set policy or process for considering "diversity", however that term may be defined, in identifying nominees. However, Ballantyne's corporate governance principles provide that the Nominating and Governance Committee shall strive to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions. The Committee relies upon its judgment of the foregoing general criteria and the following personal criteria in selecting candidates for nomination to the Board of Directors:

  •
  Independence and absence of conflicts of interest

  •
  Honesty, integrity and accountability

  •
  Substantial business experience with a practical application to the Company's needs

  •
  Willingness to ask tough questions in a constructive manner that adds to the decision making process of the Board

  •
  Demonstrated ability to think strategically and make decisions with a forward looking focus

  •
  Ability to assimilate relative information on a broad range of topics

  •
  Willingness to express independent thought

  •
  Team player

  •
  Willingness to make a strong commitment of time and attention to the Board's processes and affairs

  •
  Ability to commit to Company stock ownership

        The Nominating and Corporate Governance Committee evaluated Messrs. William F. Welsh, II, Alvin Abramson, Gary L. Cavey, Marc E. LeBaron and Mark D. Hasebroock, all of whom are incumbent directors, and recommended their nomination to the Board of Directors. The Board, in turn, nominated these five persons for re-election as directors at the 2011 Annual Meeting of Stockholders.

        The Nominating and Corporate Governance Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

 EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The following is a list of the names and ages of the current executive officers of the Company and our retired CEO (who retired in November 2010), their business history and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
Gary L. Cavey	62	Director, President and CEO of the Company since November 2010. From 2009 to 2010 served as COO of Midland Radio Corporation. From 1999 until 2008, served as President/CEO & Chairman of MAC Equipment, Inc.	2010
John P. Wilmers	66	Former Director, retired President and CEO of the Company; served from March 1997 until October 2010; previously Executive Vice President of the Company from 1992 to 1997 and Vice President from 1988 to 1992; joined the Company in 1981 and has served in various capacities thereafter.	1988
Christopher D. Stark	50	Vice President of Operations since April 2007. During 2009, he added the title of COO. Served as General Manager for Nobbies, Inc. from September 1999 to April 2007.	2007
Ray F. Boegner	61	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997
Kevin S. Herrmann	45	CFO, Secretary and Treasurer since November 2006; joined the Company as Controller in 1997.	2006

Compensation Discussion and Analysis

Compensation Philosophy

        Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including, but not limited to, the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term incentives in the forms of cash, restricted and unrestricted stock, and long-term incentives in the forms of stock options, restricted stock and units, stock appreciation rights and performance shares and units.

        The overall goal of the Company's compensation policy is to maximize stockholder value by attracting, retaining and motivating the executive officers that are critical to its long-term success. To that end, the Board of Directors adopted; and the stockholders approved, the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan. The Board of Directors believes that the 2010 Plan, coupled with the 2005 Restricted Stock Plan, is essential to recruit, motivate and retain a high caliber management team and is expected to advance the long-term success of the Company by rewarding executive officers and key employees for the achievement of certain performance goals designed to increase stockholder value over a multi-year period. The Committee retained a compensation consultant, Compensation Strategies, Inc., to assist it in the development of the 2010 Plan.

Base Salary

        The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution to the Company. Base salaries have historically been reviewed annually and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on independent competitive data, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contributions in directing the long-term success of the Company and its business.

Cash and Restricted Stock Bonuses

        The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business. Annual incentive compensation is determined and paid pursuant to the Company's Short-Term Incentive Plan ("STI Plan"). The STI Plan is an annual incentive program that provides the executive officers and key management bonuses if the Company achieves certain goals. Each payout is further subject to the achievement of certain individual goals, as defined. The STI Plan provides for a bonus payout in the form of cash, restricted and unrestricted stock or some combination thereof based on certain criteria. The bonuses paid for fiscal 2010 performance were generally in the form of cash and unrestricted stock. For the 2010 STI Plan, the Compensation Committee established certain target award percentages of base salary to determine the target award for the named executive officers and certain key employees. Consistent with prior years, the target award for Mr. Wilmers was set at 50% of his base salary while the target awards for the remaining named executive officers were set at 35% of their base salaries. Mr. Cavey was not eligible for the STI Plan in 2010.

        The Compensation Committee set three universal tactical goals that comprised 90% of the entire target award that applied to each of the participants of the STI Plan. The first universal goal was that fiscal year 2010 net income exceed certain thresholds as set forth in the Plan. This goal represented 45% of the target award. The second universal goal was fiscal year 2010 Strong-MDI sales exceeding certain thresholds as set forth in the Plan. This goal represented 30% of the target award. The final universal tactical goal was fiscal year 2010 consolidated digital projector sales of $45 million. This goal represented 15% of the target award. The Committee also set one goal that was specific to each participant's area of responsibility and represented the final 10% of the target award. Each goal was established whereby in the event that a particular goal was not met, no payout would occur. There were no minimum or maximum performance levels.

        The Committee deemed all the goals described above effective in focusing management on becoming profitable even with the challenges of operating under the Company's transition from being a film manufacturing company to one based on the distribution and service of digital equipment. The Committee also considered the state of the credit markets which has impacted the rollout of digital cinema and which was largely out of the control of the Company.

        While all of the universal tactical goals were achieved, not all participants achieved their individual goals. The payouts for the target awards are reflected in the Summary Compensation Table on page 17. The payments or issuance of stock were made in 2011.

Stock Plans

        During 2005, the Committee adopted and the stockholders subsequently approved, the 2005 Restricted Stock Plan. The Committee believes the Plan provides a mechanism to link executive and stockholder interests and assists the Company in attracting and retaining key executives. During

February 2010, 41,030 shares of common stock were granted to key employees under the Plan as partial payment for goals met under the STI Plan for fiscal 2009. In January 2011, 20,959 shares of common stock were granted to key employees under the Plan as partial payment for goals met under the STI Plan for fiscal 2010. A total of 69,520 shares remain available for issuance pursuant to this Plan. The Plan is set to expire in September of 2013.

        The Company also has an Employee Stock Purchase Plan to provide a method by which eligible employees may purchase common stock on a discounted basis through payroll deductions. The maximum number of shares of common stock that can be purchased by an eligible employee pursuant to any plan year is 2,000 shares. The Committee believes that participation in the Plan provides eligible employees at all levels with a greater incentive to contribute to the success of the Company. A total of 76,194 shares have been reserved and remain available for issuance pursuant to this Plan. The Plan is set to expire in October of 2013.

2010 Long-Term Incentive Plan

        The 2010 Plan is administered by the Compensation Committee. The 2010 Plan provides the Committee with the flexibility to design compensatory awards that are responsive to the Company's needs. Subject to the terms of the 2010 Plan, the Committee has the discretion to determine the terms of each award, including which award, if any, may be subject to vesting upon a "change in control" of the Company, as such term is defined in the 2010 Plan. In general, all awards under the 2010 Plan to Company executive officers and other key employees will be made by the Committee. However, the Committee may delegate to one or more officers of the Company the day-to-day administration of the Plan. Awards under the 2010 Plan may be in the form of stock options; stock appreciation rights, restricted shares, restricted units, performance shares or performance units. The Company expects that executive officers and key employees may receive awards from time to time under the 2010 Plan. The benefits or awards that may be received by or allocated to participants will be determined at the discretion of the Committee based on the development of a series of long-term strategic goals that the Board of Directors believes will significantly enhance stockholder value if achieved. The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 600,000 shares, subject to adjustments by the Committee for stock splits, stock dividends, recapitalizations, acquisitions and other similar transactions or events. The 2010 Plan will terminate on May 19, 2020.

401K Retirement Plan

        The Company has adopted a Retirement and Savings 401(k) Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All employees of Ballantyne who are at least eighteen years old and who have completed six months of service are eligible to participate in the Plan. Each participant may defer up to 100% of their compensation. The Company will match 50% of the amount deferred up to 6% of their compensation. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are non-forfeitable. For 2010, no participant could contribute more than $16,500 to the Plan and receive a deduction for federal income tax purposes while certain participants age 50 or older could contribute up to $22,000. Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a participant's death, retirement or other termination of service, or, if the participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

        Contributions to the Plan made by the Company on behalf of the named executive officers of the Company are included in the Summary Compensation Table.

Other Employee Benefits

        During fiscal 2010 the Company provided a Company automobile to certain of the named executive officers. This policy changed at the end of 2010 and the Company is allowing the vehicle leases to expire and has sold or is selling any owned vehicles. In order to assist the certain executives who had use of Company vehicles to obtain replacement personal vehicles the Board approved a one-time special payment of $10,000 to each of these executives. The Company also provides its executives with certain benefits which are generally available to all employees of the Company, such as excess life and disability insurance. These benefits for the named executive officers of the Company are included in the Summary Compensation Table.

Employment Contracts

        During fiscal 2010, the Company had written employment agreements with each of Mr. Cavey, Mr. Wilmers, Mr. Stark, Mr. Boegner and Mr. Herrmann. The material provisions of each of these agreements are discussed below.

        Mr. Cavey's agreement provides for an annual salary of $300,000, which is subject to annual review and adjustment based upon his performance. He will be eligible for performance-based compensation in the form of an annual cash bonus commencing in fiscal 2011 and is eligible to participate in Ballantyne's 2010 Long-Term Incentive Plan. He is eligible to participate in other benefit plans provided to other employees of the Company. He was also granted 50,000 non-qualified stock options, the details of which are reflected in the Summary Compensation Table. The agreement obligates Mr. Cavey to acquire and maintain holdings of Ballantyne's common stock equivalent to at least 75% of his base salary within three years of his hiring, which is consistent with the Company's stock ownership requirements set forth in the Company's Corporate Governance Principles. In the event his employment is terminated by Ballantyne without good cause or by Mr. Cavey for good reason, as these terms are defined in the agreement, then he will receive his base salary through the later of October 31, 2013, or nine months after the date his employment is terminated. In addition, Ballantyne will pay for or reimburse Mr. Cavey for the cost of health insurance during this same period or for 12 months whichever is shorter. The agreement with Mr. Cavey provides that in the event of a change-in-control (as defined in the agreement) the agreement will continue in effect and any termination of the agreement will be treated as being without cause, entitling Mr. Cavey to the severance benefit discussed above.

        In connection with the Board of Directors' desire to establish a succession plan for the position of President and Chief Executive Officer, the Company entered into two agreements with Mr. Wilmers on September 23, 2009. The first agreement constituted an amendment to his then-current Executive Employment Agreement. This amendment, effective January 23, 2010, provided for the continuation of Mr. Wilmers' employment as President and CEO through the earlier of the first day his successor commences employment or December 31, 2011. Mr. Wilmers' base compensation and other benefits remained materially consistent with his previous employment agreement, namely base salary of $275,000 per year, eligibility to participate in the Short-Term Incentive Plan and other normal employee benefits. The second agreement with Mr. Wilmers constituted a new Employment Agreement which became effective upon his retirement and the appointment of Mr. Cavey and terminates on December 31, 2011, unless terminated earlier in accordance with its terms. His salary and other benefits remained materially consistent with the terms of his previous employment agreement, except that, in the event of termination without cause, Mr. Wilmers will receive his salary for the balance of the contract term as severance in lieu of any amount payable pursuant to the Company's general severance policy.

        Assuming a termination date of December 31, 2010, as required by SEC rules, the approximate value of the severance benefits would have been approximately $853,740 for Mr. Cavey and $339,739 for Mr. Wilmers. Under the terms of his agreement, Mr. Wilmers and his eligible dependents are entitled to medical insurance coverage, to the extent that, the Company provides such coverage for other retired senior executives. As of December 31, 2010, the Company has accrued approximately $238,000 toward this obligation.

        Mr. Stark's base compensation was $190,000 per year during fiscal year 2010. He is eligible to participate in the Short-Term Incentive Plan, the Long-Term Incentive Plan and other normal employee benefits. Mr. Stark's employment contract expired in February 2011, and consistent with a change in Company policy his employment is "at will."

        Mr. Boegner's base compensation was $200,000 per year during fiscal 2010. He is eligible to participate in the Short-Term Incentive Plan, Long-Term Incentive Plan and other normal employee benefits. Mr. Boegner's employment contract expired in January 2011, and consistent with a change in Company policy his employment is "at will."

        Mr. Herrmann's base compensation was $170,000 per year during fiscal year 2010. He is eligible to participate in the Short-Term Incentive Plan, Long-Term Incentive Plan and other normal employee benefits. Mr. Herrmann's employment contract expires in May 2011. The agreement with Mr. Herrmann provides that in the event the Company is the subject of a sale transaction, either of its assets or stock, the purchaser must assume the employment agreement. The agreement further provides for an automatic extension for a period of three years from the closing date of such transaction. In addition the agreement is conditioned upon his compliance with the terms of the agreement which include, as applicable, provisions concerning non-disclosure of confidential information and covenants not to solicit the Company's customers and employees.

        Messrs. Stark, Boegner and Herrmann are entitled to severance and other benefits such as accrued vacation pursuant to the Company's then-existing severance policy. Assuming a termination date of December 31, 2010, as required by SEC rules and assuming applicability of the Company's then-existing severance policy of providing employees with over 10 years of service with two weeks for each year of employment, the approximate value of the severance and benefits would have been approximately $215,702 for Mr. Boegner and approximately $103,139 for Mr. Herrmann. Given a policy of providing employees with fewer than five years of service one week of severance for each year of employment, the value of severance and benefits for Mr. Stark under the same assumptions would have been approximately $38,913.

Compensation Risk Assessment

        The Company has evaluated its compensation policies and practices as they relate to risk management and risk taking incentives. Based upon this evaluation we have concluded that the risks arising from the Company's relatively modest and uncomplicated compensation structure are not reasonably likely to have a material adverse effect on the business.

Compensation Committee Interlocks and Insider Participation

        During 2010 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934.

Compensation Committee Report

        The Compensation Committee oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Christopher E. Beach (Chair)
William F. Welsh, II
Marc E. LeBaron
Mark D. Hasebroock
Steven J. Schuster

Executive Compensation

        The following table sets forth information regarding all forms of compensation earned by the Company's Named Executive Officers during the last three fiscal years. Each Named Executive Officer was employed by the Company during all of fiscal 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock award(s) ($)(5)		Option Awards ($)		Non-Equity Incentive Plan Comp. ($)(4)	Change in Pension Value & Nonqualified Def. Comp. Earnings ($)	All Other Compensation ($)(16)	Total ($)
Gary L. Cavey(1)	2010	50,000	—	—		256,005	(2)	—	—	—	306,005
President and Chief
Executive Officer
John P. Wilmers,(3) Retired	2010	275,000	—	—		—		137,500	—	20,037	432,537
President and Chief	2009	275,000	—	—		—		137,500	—	22,514	435,014
Executive Officer	2008	270,000	—	111,374	(6)	—		30,375	—	24,593	436,342
Christopher D. Stark	2010	190,000	—	29,925	(7)	—		29,925	—	19,175	269,025
Senior Vice President and	2009	170,000	—	38,671	(8)	—		20,829	—	8,045	237,545
Chief Operating Officer	2008	165,000	—	51,160	(9)	—		15,159	—	8,261	239,580
Ray F. Boegner,	2010	200,000	—	31,500	(10)	—		31,500	—	23,711	286,711
Senior Vice President	2009	195,000	—	44,362	(11)	—		23,888	—	13,595	276,845
	2008	189,000	—	55,383	(12)	—		14,884	—	14,428	273,695
Kevin Herrmann,	2010	170,000	—	26,775	(13)	—		26,775	—	23,862	247,412
Chief Financial Officer,	2009	160,000	—	27,999	(14)	—		28,001	—	13,690	229,690
Secretary and Treasurer	2008	150,000	—	47,251	(15)	—		15,750	—	13,940	226,941

(1)
Mr. Cavey was hired by the Company in November 2010.

(2)
The option award of non-qualified stock options was made outside of the Company's existing stock compensation plans pursuant to applicable regulations allowing for such an arrangement.

(3)
Mr. Wilmers retired in October 2010.

(4)
These amounts represent annual cash incentive awards received under the Company's Short-Term Incentive Plan.

(5)
The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718. Amounts for 2008, previously presented as expense recorded by the Company have been recalculated to present the grant date fair value, in accordance with a change in SEC rules. For additional information relating to the assumptions made in valuing and expensing these awards for 2010 refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(6)
Consists of the grant date fair value of 18,000 shares of restricted stock granted during 2008 and 18,521 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(7)
Consists of the grant date fair value of 3,851 shares of restricted stock granted during 2011 for achieving 2010 performance targets under the Short-Term Incentive Plan.

(8)
Consists of the grant date fair value of 9,432 shares of stock granted during 2010 for achieving 2009 performance targets under the Short-Term Incentive Plan.

(9)
Consists of the grant date fair value of 8,000 shares of restricted stock granted during 2008 and 9,244 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(10)
Consists of the grant date fair value of 4,054 shares of restricted stock granted during 2011 for achieving 2010 performance targets under the Short-Term Incentive Plan.

(11)
Consists of the grant date fair value of 10,820 shares of stock granted during 2010 for achieving 2009 performance targets under the Short-Term Incentive Plan.

(12)
Consists of the grant date fair value of 9,000 shares of restricted stock granted during 2008 and 9,075 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(13)
Consists of the grant date fair value of 3,446 shares of restricted stock granted during 2011 for achieving 2010 performance targets under the Short-Term Incentive Plan.

(14)
Consists of the grant date fair value of 6,829 shares of stock granted during 2010 for achieving 2009 performance targets under the Short-Term Incentive Plan.

(15)
Consists of the grant date fair value of 7,000 shares of restricted stock granted during 2008 and 9,604 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(16)
The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance, certain auto expenses and contributions made by the Company under the Ballantyne Retirement and Savings Plan described herein and are identified and quantified for 2010 below:

	Mr. Wilmers	Mr. Stark		Mr. Boegner		Mr. Herrmann
Auto Expenses	$6,940	12,233	(1)	14,147	(1)	18,222	(1)
Country Club Dues	4,032	—		—		—
Employer match on Retirement and Savings Plan	7,191	5,700		6,000		5,100
Excess life and disability insurance	2,574	1,242		3,564		540

Total All Other Compensation	$20,037	19,175		23,711		23,862

  (1)
  Amount reflects actual auto expenses and one-time payment in the amount of $10,000 for the elimination of the Company automobile.

        The following table sets forth information concerning each grant of an award made to the Company's Named Executive Officers during the last completed fiscal year.

Grants of Plan-based Awards for Fiscal 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Christopher D. Stark	2/23/09	—	—	—	—	—	—	9,432	—	—	38,671
Ray F. Boegner	2/23/09	—	—	—	—	—	—	10,820	—	—	44,362
Kevin S. Herrmann	2/23/09	—	—	—	—	—	—	6,829	—	—	27,999

(1)
Reflects total grant awards made during 2010 pursuant to the 2005 Restricted Stock Plan as partial payment for goals met under the Short-Term Incentive Plan for fiscal 2009.

(2)
The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718 during the applicable fiscal year. For additional information relating to the assumptions made in valuing and expensing these awards for 2010 refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

        The following table sets forth information concerning outstanding equity awards for each of the Company's Named Executive Officer as of the end of the last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
		Number of Securities Underlying Unexercised Options (#) Unexercisable				Stock Awards
Name				Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Carvey	—	50,000	—	8.32	11/01/2020	—	—	—	—
John P. Wilmers, Retired	75,000	—	—	0.62	04/30/2012	—	—	—	—
Ray F. Boegner	50,000	—	—	0.62	04/30/2012	—	—	—	—

        The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company's Named Executive Officers as of the end of the last completed fiscal year.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
John P. Wilmers	—	—	9,000	32,535
Christopher D. Stark	—	—	13,432	53,131
Ray F. Boegner	—	—	15,320	60,630
Kevin S. Herrmann	35,000	264,250	10,329	40,651

(1)
Difference between the exercise price and the market price on the date of vesting or exercise.

Pension Benefits [update]

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John P. Wilmers, Retired Chief Executive Officer	Postretirement Benefit Plan	29	238,000	—

(1)
Years of credited service under the plan are equivalent to the years of total service for the employee through December 31, 2010.

Director Compensation

        The following table sets forth the compensation paid to the Company's directors in fiscal 2010. Mr. Cavey serves, and Mr. Wilmers served, as a director. Neither received separate compensation for these services and their compensation is reflected within the various other tables in the Compensation Discussion and Analysis portion of this Proxy Statement.

	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Comp. Earn. ($)	All Other Comp. ($)	Total ($)
William F. Welsh, II(2)	26,000	13,634	—	—	—	—	39,634
Alvin Abramson(1)	31,000	13,634	—	—	—	—	44,634
Christopher E. Beach(2)	25,500	13,634	—	—	—	—	39,134
Marc E. LeBaron(2)	26,000	13,634	—	—	—	—	39,634
Mark D. Hasebroock(2)	26,000	13,634	—	—	—	—	39,634
Steven J. Schuster(2)	26,000	13,634	—	—	—	—	39,634

(1)
In 2010, Mr. Abramson received (a) an annual retainer of $25,000 which consisted of a $20,000 retainer received as director compensation and a $5,000 retainer received as Chairman of the Audit Committee; (b) $1,000 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the director is reimbursed for his out-of-pocket expenses of attending Board meetings.

(2)
In 2010, Messrs. Welsh, Beach, LeBaron, Hasebroock and Schuster received (a) an annual retainer of $20,000; (b) $1,000 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

(3)
In May 2010, Messrs. Abramson, Beach, Hasebroock, LeBaron, Schuster and Welsh were each granted 1,700 shares of restricted stock under the 2008 Non-Employee Directors' Restricted stock plan. The restricted stock vests on the day preceding the 2011 Annual Meeting of Stockholders. The amounts shown in this column include the fair value of the annual restricted stock award on the date of grant which was $8.02. For additional information relating to the assumptions made in valuing and expensing these awards for 2010 refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(4)
Outstanding stock option awards at December 31, 2010 were as follows: Messrs. Beach and Hasebroock, 23,625 shares each.

        The Company does not pay directors who are also officers or employees of the Company any additional compensation for their service as directors.

 REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee is comprised of Alvin Abramson (Chairman), Marc E. LeBaron, Mark D. Hasebroock and Steven J. Schuster, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the NYSE Amex.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP acts as the Company's independent registered public accounting firm and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with the standards of the PCAOB and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management of the Company and with representatives of KPMG. The discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee reviewed the independence of KPMG. The Audit Committee discussed KPMG's independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence.

        Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

        The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations there under.

  Alvin Abramson (Chair)
  Marc E. LeBaron
  Mark D. Hasebroock
  Steven J. Schuster

Independent Registered Public Accountants

        KPMG LLP, certified public accountants, is the independent registered public accounting firm for the Company. Representatives of KPMG LLP, are expected to be present at the Annual Meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders. The following table sets forth the aggregate fees for professional service rendered by KPMG LLP, for each of the last two fiscal years:

Category of Fee	2010	2009
Audit Fees(1)	$321,595	$291,500
Audit Related Fees	—	—
Tax Fees(2)	71,275	97,450
All Other Fees	—	—

Total	$392,870	$388,950

(1)
Includes fees for professional services rendered during the fiscal year for the audit of our annual financial statements and for reviews of the financial statements included in our quarterly reports on Form 10-Q.

(2)
Includes fees related to tax preparation and tax compliance.

        As discussed on page 9, the Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the Securities and Exchange Commission.

        There were no fees billed by KPMG LLP, for the Company's most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

        The Company's independent registered public accountants for the current fiscal year have not been selected and are pending approval by the Audit Committee.

 PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

        The Company is providing stockholders an advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"). On January 25, 2011, the Securities and Exchange Commission (the "SEC") issued final rules to implement the requirements of Exchange Act Section 14A, which requires the advisory vote on executive compensation for annual meetings taking place on or after January 21, 2011.

        The advisory vote on executive compensation is a non-binding vote on the compensation of the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules promulgated by the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure. The advisory vote on executive compensation is not a vote on the Company's general compensation policies, compensation of the Board, or the Company's compensation policies as they relate to risk management. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

        The Compensation Committee believes the Company's executive compensation program reflects a strong philosophy that rewards performance and is closely aligned with stockholders' long-term interests. The Compensation Discussion and Analysis section of this Proxy Statement provides a more detailed discussion of the Company's executive compensation policies and practices.

Non-Binding Advisory Resolution

        We are asking our stockholders to indicate their support for the Company's executive compensation program as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in this Proxy Statement is hereby APPROVED."

        This advisory vote on executive compensation is not binding on the Board. However, the Board values the opinion of our stockholders and will take into account the result of the vote when making future decisions regarding executive compensation.

Required Vote

        If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this resolution.

        Our Board recommends a vote FOR adoption of the advisory resolution approving the compensation of the Company's Named Executive Officers.

 PROPOSAL THREE
FREQUENCY OF FUTURE SAY ON PAY ADVISORY VOTES

Background

        As required by Section 14A of the Exchange Act, the Company is also providing stockholders an advisory vote on the frequency with which the Company's stockholders shall have the advisory vote on executive compensation provided for in Proposal 2 above. For convenience, Proposal 2 is referred to as the "say-on-pay vote". The Dodd-Frank Act and the SEC's final rules implementing Exchange Act Section 14A also require the advisory vote on the frequency of the say-on-pay vote for annual meetings taking place on or after January 21, 2011.

        The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years, or every three years. In addition, stockholders may abstain from voting.

        After careful consideration of this agenda item, the Board has determined that an annual frequency is the appropriate frequency for the say-on-pay vote. The Board believes that say-on-pay votes should be conducted annually so that stockholders may express their views on executive compensation and so that their input is timely. Therefore, the Board recommends that you vote "FOR" an annual interval for the advisory say-on-pay vote. The Board believes an annual vote will provide stockholders or the "owners" of the Company, an appropriate timeframe to evaluate the effectiveness of our executive compensation program.

Non-Binding Advisory Resolution

        We are asking our stockholders to vote on the following resolution:

        "RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Corporation's Named Executive Officers, as disclosed in the Corporation's Proxy Statement of Annual Meetings of Stockholders pursuant to the compensation disclosure rules promulgated by the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        This advisory vote on the frequency of the say-on-pay vote is not binding on the Board. However, the Board values the opinion of our Stockholders and will take into account the result of the vote when determining the frequency of future say-on-pay votes.

Required Vote

        The Board has determined that if a quorum is present, the frequency option of every one year, two years or three years that receives the greatest number of votes on this Proposal 3 will be the advisory vote on the frequency for the advisory vote on executive compensation.

        Our Board recommends a vote for the option of every ONE YEAR for the frequency with which Stockholders are provided an advisory vote on the compensation of the Corporation's Named Executive Officers. Properly dated and signed proxies will be so voted unless Stockholders specify otherwise. Stockholders are not voting to approve or disapprove the Board's recommendation. Stockholders may choose among the four choices included in the resolution set forth above.

STOCKHOLDER PROPOSALS

        In accordance with the rules of the Securities and Exchange Commission, stockholder proposals must be received by December 8, 2011 to be considered for inclusion in the Proxy Statement for the 2011 Annual Meeting of Stockholders which is expected to be held in May 2012. It is suggested that any stockholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Stockholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2012 Annual Meeting of Stockholders unless it otherwise complies with the Company's Bylaws, requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons, subject to these reporting requirements filed the required reports on a timely basis during 2010.

94229 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/btn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. BALLANTYNE STRONG, INC. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X 2 years 1 year 3 years Abstain FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS Proposal 1 – ELECTION OF DIRECTORS 01 William F. Welsh, II 02 Alvin Abramson 03 Gary L. Cavey 04 Marc E. LeBaron 05 Mark D. Hasebroock (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions Proposal 2 – The advisory (non-binding) resolution regarding executive compensation. Proposal 3 – The advisory (non-binding) resolution regarding the frequency of future advisory votes on executive compensation. FOR AGAINST ABSTAIN

94229 You can now access your Ballantyne Strong, Inc. account online. Access your Ballantyne Strong, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Ballantyne Strong, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 BALLANTYNE STRONG, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2011 The undersigned hereby appoints Gary L. Cavey and Kevin S. Herrmann, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Ballantyne Strong, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Hampton Inn Downtown Hotel at 1212 Cumming Street, Omaha, Nebraska 68102, on the 4th day of May 2011 at 8:30 a.m., Local Time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED, FOR APPROVAL OF THE RESOLUTION REGARDING EXECUTIVE COMPENSATION, FOR APPROVAL OF AN ANNUAL STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION AND IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held May 4, 2011
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2011
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 4, 2011
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
BOARD COMMITTEES
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
Grants of Plan-based Awards for Fiscal 2010
Outstanding Equity Awards at Fiscal Year-End
Options Exercised and Stock Vested
Pension Benefits [update]
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TWO ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL THREE FREQUENCY OF FUTURE SAY ON PAY ADVISORY VOTES
ADDITIONAL INFORMATION